                                                                    Exhibit 10.2

                                                            BLAKE DAWSON WALDRON
                                                                   LAWYERS

                              AMENDED AND RE-STATED
                            MANUFACTURING LICENCE AND
                                SUPPLY AGREEMENT

                                 GLYCOTEX, INC.

                        NOVOGEN LABORATORIES PTY LIMITED
                               ABN 42 002 489 947

            Level 35, Grosvenor Place
                    225 George Street
                      SYDNEY NSW 2000
                 Telephone: 9258 6000
                       Fax: 9258 6999   REF: BLM SJH 02 1389 1453

                          (C) BLAKE DAWSON WALDRON 2005

                                    CONTENTS

1.   INTERPRETATION                                                            1

     1.1  DEFINITIONS                                                          1
     1.2  RULES FOR INTERPRETING THIS DOCUMENT                                 5
     1.3  BUSINESS DAYS                                                        6

2.   MANUFACTURING LICENCE                                                     6

     2.1  GRANT OF LICENCE                                                     6
     2.2  SUB-LICENCES                                                         7
     2.3  EXPIRATION OF PATENT RIGHTS                                          7
     2.4  SUB-CONTRACTORS                                                      7

3.   SUPPLY OF COMPOUND                                                        7

     3.1  SUPPLY OF COMPOUND                                                   7
     3.2  FORECASTS OF SUPPLY REQUIREMENTS                                     7
     3.3  NOTICE REQUIREMENTS ON REGULATORY FILINGS                            7
     3.4  PURCHASE ORDERS                                                      8
     3.5  CONFIRMATION OF PURCHASE ORDERS                                      8
     3.6  FULFILMENT OF PURCHASE ORDERS                                        8
     3.7  PLACE OF DELIVERY                                                    8
     3.8  PACKING AND TRANSPORT OF COMPOUND                                    8
     3.9  FAILURE TO SUPPLY                                                    9
     3.10 ALTERNATIVE SUPPLY ARRANGEMENTS                                      9

4.   TITLE AND RISK                                                           10

     4.1  PASSING OF TITLE TO COMPOUND                                        10
     4.2  RISK                                                                10

5.   FEES FOR THE SUPPLY OF COMPOUND                                          10

     5.1  PURCHASE PRICE                                                      10
     5.2  INVOICES FOR PURCHASE PRICE                                         10
     5.3  TIME FOR PAYMENT                                                    10
     5.4  REVIEWS OF THE PURCHASE PRICE                                       10
     5.5  ADJUSTMENT OF PURCHASE PRICE                                        10
     5.6  SUSPENSION OF SUPPLY                                                11
     5.7  INSPECTION                                                          11

6.   PAYMENT TERMS                                                            11

     6.1  PAYMENTS                                                            11
     6.2  INTEREST ON OVERDUE ACCOUNTS                                        11
     6.3  TERMINATION                                                         11

7.   GOODS AND SERVICES TAX                                                   11

     7.1  GST LAW DEFINITIONS                                                 11
     7.2  GST PAYABLE IN ADDITION TO OTHER AMOUNTS                            11
     7.3  TAX INVOICE                                                         12
     7.4  ADJUSTMENTS                                                         12
     7.5  GST WHERE GLYCOTEX SUPPLIES NOVOGEN LABORATORIES                    12

8.   MANUFACTURING DEVELOPMENTS AND IMPROVEMENTS                              13

     8.1  MANUFACTURING DEVELOPMENTS                                          13
     8.2  MANUFACTURING IMPROVEMENTS                                          13
     8.3  TECHNICAL ASSISTANCE                                                13

9.   INTELLECTUAL PROPERTY RIGHTS                                             13

     9.1  ACKNOWLEDGMENT                                                      13
     9.2  NOTIFICATION                                                        13
     9.3  JOINDER OF NOVOGEN LABORATORIES                                     13

10.  CONFIDENTIAL INFORMATION                                                 14

     10.1 CONFIDENTIALITY                                                     14
     10.2 SECURITY                                                            14
     10.3 EXCEPTIONS TO OBLIGATIONS OF CONFIDENTIALITY                        14
     10.4 PUBLIC DOMAIN                                                       14

11.  REPRESENTATIONS AND WARRANTIES                                           14

     11.1 WARRANTIES OF EACH PARTY                                            14
     11.2 REPRESENTATIONS AND WARRANTIES BY NOVOGEN LABORATORIES              15
     11.3 RELIANCE ON REPRESENTATIONS AND WARRANTIES                          15
     11.4 EXCLUSION OF CONDITIONS AND WARRANTIES                              15

12.  LIMITATION OF LIABILITY                                                  16

     12.1 INDIRECT AND CONSEQUENTIAL LOSS                                     16
     12.2 STATUTORY WARRANTIES                                                16
     12.3 BARRING OF CLAIMS FOR QUANTITY SHORTFALLS OR DAMAGE                 16
     12.4 BARRING OF CLAIMS FOR DEFECTS IN QUALITY                            17

13.  INDEMNITIES AND INSURANCE                                                17

     13.1 CLINICAL TRIAL INDEMNITY                                            17
     13.2 COMMERCIALISATION INDEMNITY                                         17
     13.3 GLYCOTEX'S INSURANCE POLICIES                                       17
     13.4 NAME OF NOVOGEN LABORATORIES                                        18
     13.5 CERTIFICATES OF CURRENCY                                            18
     13.6 DEFAULT                                                             18
     13.7 EXPIRY                                                              18
     13.8 NOVOGEN LABORATORIES' INSURANCE                                     18


                                                                             ii.

14.  FORCE MAJEURE                                                            18

     14.1 NOTICE AND SUSPENSION OF OBLIGATIONS                                18
     14.2 EFFORT TO OVERCOME                                                  19
     14.3 TERMINATION                                                         19

15.  TERM AND TERMINATION                                                     19

     15.1 TERM                                                                19
     15.2 TERMINATION BY GLYCOTEX                                             19
     15.3 TERMINATION BY NOVOGEN LABORATORIES                                 20
     15.4 CONSEQUENCES OF TERMINATION                                         20
     15.5 SURVIVAL AND ACCRUED RIGHTS                                         20

16.  DISPUTE RESOLUTION                                                       20

     16.1 DISPUTES                                                            20
     16.2 NOTICE OF DISPUTE                                                   21
     16.3 NEGOTIATION                                                         21
     16.4 RESOLUTION OF DISPUTE                                               21
     16.5 MEDIATION                                                           21

17.  NOTICES                                                                  21

18.  AMENDMENT AND ASSIGNMENT                                                 22

     18.1 AMENDMENT                                                           22
     18.2 ASSIGNMENT                                                          22

19.  GENERAL                                                                  22

     19.1 GOVERNING LAW                                                       22
     19.2 LIABILITY FOR EXPENSES                                              22
     19.3 RELATIONSHIP OF THE PARTIES                                         22
     19.4 GIVING EFFECT TO THIS DOCUMENT                                      22
     19.5 WAIVER OF RIGHTS                                                    23
     19.6 OPERATION OF THIS DOCUMENT                                          23
     19.7 EXCLUSION OF CONTRARY LEGISLATION                                   23
     19.8 COUNTERPARTS                                                        23

SCHEDULE: GLUCAN PATENT RIGHTS                                                25


                                                                            iii.

        AMENDED AND RE-STATED MANUFACTURING LICENCE AND SUPPLY AGREEMENT

DATE September 2005

PARTIES

     GLYCOTEX, INC., a company incorporated under the laws of Delaware, United States of America, c/- 1 Landmark Square, Suite 240, Stamford Connecticut 06901, USA (GLYCOTEX)

     NOVOGEN LABORATORIES PTY LTD ABN 42 002 489 947 (NOVOGEN LABORATORIES)

RECITALS

A. Novogen Research has granted to Glycotex a worldwide exclusive licence to exploit the Licensed Intellectual Property for certain human therapeutic uses on the terms and conditions of the Licence Agreement.

B. Novogen Laboratories has expertise and experience in the manufacture of oligosaccharides including the Compound.

C. Glycotex granted to Novogen Laboratories a sub-licence to manufacture the Compound and to supply the Compound to Glycotex on the terms and conditions of the Manufacturing Licence and Supply Agreement dated 30 April 2003.

D. The parties now amend and re-state the Manufacturing Licence and Supply Agreement in accordance with this document.

OPERATIVE PROVISIONS

1.   INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply in this document.

     BUSINESS DAY means a day that is not a Saturday, Sunday or public holiday in Sydney, Australia.

     CHANGE IN CONTROL, in relation to Glycotex means:

     (a) the acquisition by any Person or Group other than Novogen Limited of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of Glycotex; or

     (b) any merger, consolidation, reorganization, recapitalization, tender or exchange offer or any other transaction with or effecting Glycotex as a result of which a Person or Group other than the stockholders of Glycotex immediately before the transaction owns after the transaction more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of the directors of Glycotex, but does not include any acquisition as a result of, or transaction involving, an initial public offering of Glycotex's common stock.

     CLINICAL TRIAL means a clinical evaluation of the stability, tolerability, synergy or efficacy of a Product.

     COMMENCEMENT DATE means the date this document is executed by the last of the parties to execute it.

     COMPOUND means the compound known as (beta)-(1,3)(1,6) glucan in its primary manufactured form.

     CONFIDENTIAL INFORMATION means all Glucan Know How and all written or oral information disclosed by Glycotex to Novogen Laboratories under this document, other than information which Novogen Laboratories can establish:

     (a)  was in the public domain when it was given to Novogen Laboratories;

     (b) becomes, after being given to Novogen Laboratories, part of the public domain, except through disclosure contrary to this document; or

     (c) was lawfully received by Novogen Laboratories from another person having the unrestricted legal right to disclose that information without requiring the maintenance of confidentiality.

     CONTROL means a power or control that is direct or indirect or that is, or can be, exercised as a result of, by means of or by the revocation or breach of a trust, an agreement, a practice, or any combination of them, whether or not they are enforceable. It does not matter whether the power or control is express or implied, formal or informal, exercisable alone or jointly with someone else.

     CORPORATIONS ACT means the Corporations Act 2001 (Cth).

     DEFAULT RATE means, in relation to an amount which has not been paid to a party, a rate equal to the sum of that party's cost of funding the amount (if that party were to borrow that amount and as determined conclusively by that party) and 2% per annum.

     DISPUTE has the meaning given to that term in clause 16.1.

     DISPUTE NOTICE has the meaning given to that term in clause 16.2.

     ENCUMBRANCE means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set-off or right to withhold payment of a deposit or other money, a notice under section 255 of the Income Tax Assessment Act 1936 (Cth), section 260-5 in schedule 1 to the Taxation Administration Act 1953 (Cth) or any similar legislation, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.


                                                                              2.

     FIELD means the fields of:

     (a) therapeutic treatment of skin ulceration (including pressure sores, bed sores, venous ulcers, diabetic ulcers and burns) in humans;

     (b) treatment of bone fracture and the enhancement of fixation of implanted orthopaedic devices (including pins, screws and artificial joints) in humans;

     (c) prevention/treatment of ultraviolet light induced skin damage in humans;

     (d) treatment of injured connective tissues (including injuries to tendons and ligaments, such as sporting injuries, inflammation and surgical injury) in humans;

     (e)  joint repair (particularly with artificial joints) in humans; and

     (f) treatment of poorly healing surgically dissected or transected tissue in humans.

     GLUCAN KNOW HOW has the meaning given to that term in the Licence
     Agreement.

     GLUCAN PATENT RIGHTS means all Patent Rights in the patents and patent applications set out in schedule 1.

     GOVERNMENT AGENCY means:

     (a)  a government or government department or other body;

     (b)  a governmental, semi-governmental or judicial person; or

     (c) a person (whether autonomous or not) who is charged with the administration of a law.

     GROUP means two or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of any securities.

     GST means:

     (a)  the same as in the GST Law; and

     (b) any other goods and services tax, or any tax applying to this transaction in a similar way; and

     (c) any additional tax, penalty tax, fine, interest or other charge under a law for such a tax.

     GST LAW means the same as "GST law" means in A New Tax System (Goods and Services Tax) Act 1999 (Cth).

     INCOTERMS means the international rules for the interpretation of trade terms in foreign trade known as "Incoterms" published by the International Chamber of Commerce.

     INSOLVENCY EVENT means, for a person, being in liquidation or provisional liquidation or under administration, having a controller or analogous person appointed to it or any of its


                                                                              3.

     property, being taken to have failed to comply with a statutory demand, being unable to pay its debts or otherwise insolvent, dying, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason, taking any step that could result in the person becoming an insolvent under administration, entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event.

     INTELLECTUAL PROPERTY RIGHTS means any and all existing and future intellectual and industrial property rights throughout the world, whether conferred by statute, common law or equity, including rights in relation to copyright, trade marks, designs, circuit layouts, plant varieties, business and domain names, trade secrets and Know How (including the right to apply for registration of any such rights), Patent Rights and other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields.

     KNOW HOW means technical and other information which is not in the public domain including inventions, discoveries, concepts, data, formulae, ideas, specifications, procedures for experiments and tests, results of experimentation and testing, results of research and development and information in laboratory records, data collected during the course of clinical trials, case reports, data analyses and summaries and submissions to and information from ethics committees and regulatory authorities.

     LICENCE AGREEMENT means the agreement entitled "Amended and Re-stated Technology Licence Agreement" between Novogen Research and Glycotex dated on or about the date of this document.

     LICENSED INTELLECTUAL PROPERTY means the rights granted to Glycotex under the Licence Agreement, which include rights under the Glucan Patent Rights and Intellectual Property Rights in the Glucan Know How.

     MANUFACTURING DEVELOPMENTS means all developments, improvements, enhancements, adaptations and new Know How, whether patentable or otherwise, in relation to the synthesis and manufacture of the Compound which during the Term are made or acquired by Glycotex, its employees or agents, which Glycotex is free to license or disclose.

     MANUFACTURING IMPROVEMENTS means all improvements, developments, enhancements, adaptations and new Know How, whether patentable or otherwise, in relation to the synthesis and manufacture of the Compound, which during the Term are made or acquired by Novogen Laboratories, its employees, agents or contractors.

     NOVOGEN RESEARCH means Novogen Research Pty Limited.

     PATENT RIGHTS means existing and future patents (including any divisions, continuations, continuations in part, renewals, reissues, extensions, supplementary protection certificates, utility models and foreign equivalents thereof) and rights with respect to existing and future patent applications and patentable inventions, including the right to apply for registration of any such rights.

     PERSON means a natural person, company, government, or political subdivision, agency, or instrumentality of a government.


                                                                              4.

     PRODUCT means any product or formulation containing (beta)-(1,3)(1,6) glucan for use in the Field, whether in primary manufactured form, final packaged form or otherwise, and whether in combination with any other compound or component, active or otherwise.

     PURCHASE ORDER has the meaning given to that term in clause 3.4.

     PURCHASE PRICE in respect of a quantity of Compound means the total of:

     (a) the cost to Novogen Laboratories of the raw materials used or incorporated into the Compound;

     (b) all labour and on costs of Novogen Laboratories in the manufacture and delivery of the Compound;

     (c) all manufacturing and general overheads of Novogen Laboratories in the manufacture and delivery of the Compound;

     (d) all equipment and facilities costs (including any financing costs) of Novogen Laboratories in the manufacture and delivery of the Compound; and

     (e) any other costs incidental to the costs in paragraphs (a) to (d), or otherwise incidental to the manufacture, supply or delivery of the Compound under this document,

     plus a mark-up amount of 50% of that total.

     QUARTER means, in respect of any calendar year in the Term, each of the four quarters of that year, the first of which commences on the first day of that year.

     SUPPLY DATE means a date for supply of Compound specified in a Purchase Order.

     TERM means the term of this document as determined under clause 15.

     TERRITORY means the world.

1.2  RULES FOR INTERPRETING THIS DOCUMENT

     Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

     (a)  A reference to:

          (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

          (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;


                                                                              5.

          (iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

          (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

          (v) anything (including a right, obligation or concept) includes each part of it.


     (b)  A singular word includes the plural, and vice versa.

     (c)  A word which suggests one gender includes the other genders.

     (d) If a word is defined, another part of speech has a corresponding meaning.

     (e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

     (f) The word AGREEMENT includes an undertaking or other binding arrangement or understanding, whether or not in writing.

     (g) The words SUBSIDIARY, HOLDING COMPANY and RELATED BODY CORPORATE have the same meanings as in the Corporations Act.

1.3  BUSINESS DAYS

     If the day on or by which a person must do something under this document is not a Business Day:

     (a) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

     (b) in any other case, the person must do it on or by the previous Business Day.

2.   MANUFACTURING LICENCE

2.1  GRANT OF LICENCE

     Glycotex by this document grants to Novogen Laboratories for the Term a non-transferable, exclusive sub-licence under the Licensed Intellectual Property and any Intellectual Property Rights in Manufacturing Developments and Manufacturing Improvements, to:

     (a)  make and keep the Compound in the Territory;

     (b) supply the Compound to Glycotex anywhere in the Territory on the terms and conditions of this document; and

     (c) keep, use, reproduce, apply, develop, modify and enhance the Glucan Know How, Manufacturing Improvements and Manufacturing Developments in the Territory for the purposes of exercising its rights under paragraphs (a) and (b).


                                                                              6.

2.2  SUB-LICENCES

     Novogen Laboratories must not grant any sub-licence of any of the rights granted to it under clause 2.1 without the prior written consent of Glycotex.

2.3  EXPIRATION OF PATENT RIGHTS

     If during the Term all Patent Rights in the Licensed Intellectual Property in any country in the Territory lapse, are abandoned or are held invalid, then subject to clause 15.1, the licence granted in clause 2.1 shall continue in full force and effect in that country on the same terms as a licence under the Intellectual Property Rights in the Glucan Know How, the Manufacturing Improvements and Manufacturing Developments only.

2.4  SUB-CONTRACTORS

     Novogen Laboratories must not engage agents or sub-contractors to exercise its rights or to perform its obligations under this document without the prior written consent of Glycotex.

3.   SUPPLY OF COMPOUND

3.1  SUPPLY OF COMPOUND

     Novogen Laboratories agrees to supply Compound to Glycotex on the terms and conditions of this document.

3.2  FORECASTS OF SUPPLY REQUIREMENTS

     Within 20 Business Days following the Commencement Date, and thereafter at least 30 days prior to the end of each Quarter, Glycotex shall provide to Novogen Laboratories a rolling forecast which specifies Glycotex's estimated requirements for supply of Compound for the following four Quarters, which includes:

     (a) the volume of Compound estimated to be required for the purposes of Clinical Trials;

     (b) the volume of Compound estimated to be required for the purposes of commercialisation; and

     (c)  the anticipated Supply Dates.

3.3  NOTICE REQUIREMENTS ON REGULATORY FILINGS

     Glycotex acknowledges that in order for Novogen Laboratories to manufacture and accumulate sufficient stock of Compound prior to any commercial launch of a Product, Novogen Laboratories must have adequate notice of the date of commercial launch. Accordingly, Glycotex must:

     (a) notify Novogen Laboratories in writing promptly upon filing any application to the US Food and Drug Administration or equivalent Government Agency in another country for marketing approval of any Product (a MARKETING APPLICATION); and


                                                                              7.

     (b) keep Novogen Laboratories reasonably informed from time to time of the progress of all Marketing Applications.

3.4  PURCHASE ORDERS

     Subject to clause 3.3, at least 8 weeks prior to any proposed Supply Date, Glycotex must provide to Novogen Laboratories a written order for Compound, having regard to the forecasts provided by Glycotex under clause 3.2 (a PURCHASE ORDER). Each Purchase Order must include:

     (a)  the volume of Compound required;

     (b)  the indicative Supply Date; and

     (c)  the place at which delivery is to be made under clause 3.7.

3.5  CONFIRMATION OF PURCHASE ORDERS

     Within 5 Business Days of receiving a Purchase Order, Novogen Laboratories shall notify Glycotex in writing:

     (a)  that it has received that Purchase Order; and

     (b) the volume of Compound in the Purchase Order which Novogen Laboratories is able to supply by the Supply Date.

3.6  FULFILMENT OF PURCHASE ORDERS

     Upon confirmation of a Purchase Order under clause 3.5, Novogen Laboratories shall:

     (a) ensure that it manufactures, and has available for delivery by the Supply Date, the volume of Compound notified under clause 3.5(b);

     (b) deliver to Glycotex by the Supply Date the volume of Compound notified under clause 3.5(b); and

     (c) otherwise use all reasonable endeavours to manufacture and have available for delivery sufficient quantities of Compound to supply to Glycotex, by the Supply Date, the quantity of Compound specified in the Purchase Order.

3.7  PLACE OF DELIVERY

     Novogen Laboratories shall deliver all Compound C.I.F. (Incoterms, 2000) to Glycotex at a port within the Territory nominated by Glycotex. Unless the parties agree otherwise in writing, Glycotex may nominate only one port for delivery in fulfilment of each Purchase Order.

3.8  PACKING AND TRANSPORT OF COMPOUND

     Novogen Laboratories must ensure that all Compound to be supplied to Glycotex under this clause 3 is packed in a secure and appropriate manner so that it is reasonably likely to reach Glycotex in good condition under normal conditions of transport.


                                                                              8.

3.9  FAILURE TO SUPPLY

     If Novogen Laboratories materially and persistently fails to supply to Glycotex, by the Supply Dates, the volume of Compound requested in Purchase Orders provided by Glycotex under clause 3.4 (other than as a result of a suspension under clause 5.6 or clause 14.1) then:

     (a) Glycotex may itself manufacture, or may enter into an agreement with a third party, pursuant to which that third party is licensed to manufacture and supply to Glycotex, the quantity of Compound required by Glycotex which exceeds the quantity which Novogen Laboratories is able to supply to Glycotex under this document; and

     (b) Novogen Laboratories must take all reasonable steps to make available to Glycotex or the third party (as the case may be) on reasonable commercial terms such Know How of Novogen Laboratories as is necessary to enable Glycotex or the third party (as the case may be) to manufacture the additional quantity of Compound referred to in paragraph (a), until such time as Novogen Laboratories demonstrates that it is consistently able to supply the quantity of Compound which meets Glycotex's requirements.

3.10 ALTERNATIVE SUPPLY ARRANGEMENTS

     (a)  Despite the licence granted to Novogen Laboratories in clause 2.1:

          (i) at any time during the Term Glycotex may give a third party such information and assistance as is necessary for the third party to develop a capability to manufacture and supply to Glycotex the quantity of Compound required by Glycotex which exceeds the quantity which Novogen Laboratories is able to supply to Glycotex under this document; and

          (ii) if either party has given a notice of termination under clause 15, Glycotex may give a third party such assistance as is necessary for the third party to develop a capability to manufacture and supply to Glycotex its requirements for Compound after termination of this document.

     (b) For the purpose of paragraph (a), Glycotex may disclose to the relevant third party any Glucan Know How, Manufacturing Improvements and Manufacturing Developments as are necessary to develop the relevant capability.

     (c) Within 5 Business Days of exercising its rights under paragraphs (a) or (b), Glycotex must give Novogen Laboratories notice in writing of the identity of the third party together with details of the information or assistance provided, and the Glucan Know How, Manufacturing Improvements or Manufacturing Developments disclosed.


                                                                              9.

4.   TITLE AND RISK

4.1  PASSING OF TITLE TO COMPOUND

     Novogen Laboratories retains property in and ownership of all Compound supplied to Glycotex until the Compound has been delivered to Glycotex or its carrier, at which time property and ownership passes to Glycotex.

4.2  RISK

     All Compound is at Glycotex's risk from the first to occur of:

     (a)  the physical delivery of the Compound to Glycotex; or

     (b) the physical delivery of the Compound to a carrier for delivery to Glycotex (even if the carrier has not been nominated or retained by Glycotex).

5.   FEES FOR THE SUPPLY OF COMPOUND

5.1  PURCHASE PRICE

     In consideration of the supply of Compound to Glycotex under clause 3, Glycotex must pay to Novogen Laboratories the Purchase Price on the terms and conditions of this document.

5.2  INVOICES FOR PURCHASE PRICE

     Within 5 Business Days of delivery of Compound to Glycotex under clause 3.7, Novogen Laboratories must render to Glycotex a written invoice setting out the volume of Compound manufactured, packed and supplied to Glycotex pursuant to the Purchase Order, and the Purchase Price.

5.3  TIME FOR PAYMENT

     Glycotex must pay to Novogen Laboratories the amount stated on each invoice correctly rendered under clause 5.2, within 14 Business Days of the date of the invoice.

5.4  REVIEWS OF THE PURCHASE PRICE

     Novogen Laboratories may review and adjust the Purchase Price once each Quarter in accordance with clause 5.5.

5.5  ADJUSTMENT OF PURCHASE PRICE

     In any Quarterly review under clause 5.4, the Purchase Price will be adjusted by reference to the actual component costs of the Purchase Price for the preceding Quarter, and any adjustment will be effective for all Purchase Orders made after written notice by Novogen Laboratories to Glycotex of that adjustment.


                                                                             10.

5.6  SUSPENSION OF SUPPLY

     If Glycotex does not pay any amount due in accordance with this clause 5, Novogen Laboratories may suspend the supply of any further Compound to Glycotex until payment is made.

5.7  INSPECTION

     Glycotex may during normal business hours and upon reasonable notice by its authorised representatives (including accountants and auditors) inspect the records and books of account of Novogen Laboratories to determine whether the Purchase Price has been calculated in accordance with this document. Such authorised representatives may take such copies and extracts of the records and books of account as they think fit and Novogen Laboratories must, and must ensure that its agents and contractors, give those authorised representatives such assistance as is necessary (including by providing access to facilities, hardware, software and documents) to enable the Purchase Price to be ascertained or verified.

6.   PAYMENT TERMS

6.1  PAYMENTS

     All amounts due and payable under clause 5 must be calculated and paid in United States dollars and must be paid by bank cheque or electronic transfer to an account notified by Novogen Laboratories in writing.

6.2  INTEREST ON OVERDUE ACCOUNTS

     Interest shall accrue at the Default Rate on the outstanding balance of all overdue amounts payable under clause 5, calculated daily.

6.3  TERMINATION

     At the end of the Term the price for all Compound delivered to Glycotex becomes immediately due and payable to Novogen Laboratories, despite any other payment terms in this document.

7.   GOODS AND SERVICES TAX

7.1  GST LAW DEFINITIONS

     Words defined in the GST Law have the same meaning in this clause 7, unless the context makes it clear that a different meaning is intended.

7.2  GST PAYABLE IN ADDITION TO OTHER AMOUNTS

     In addition to paying all amounts payable by Glycotex under this document, Glycotex must:

     (a) pay to Novogen Laboratories an amount equal to any GST payable on any supply by Novogen Laboratories under or in connection with this document without deduction or set-off of any other amount;


                                                                             11.

     (b)  make that payment:

          (i) if Novogen Laboratories must pay GST on or after receiving the consideration or any part of it - as and when Glycotex must pay or provide the consideration or that part of it;

          (ii) if Novogen Laboratories must pay GST on issuing an invoice under this document - on the earlier of the due date for payment of that invoice, or 10 Business Days following the end of the month in which Novogen Laboratories issued that invoice; and

          (iii) if Novogen Laboratories must pay GST upon the occurrence of some other event - within 5 Business Days of a written request by Novogen Laboratories for payment for the GST, which may be in the form of a tax invoice (or an adjustment note); and

     (c) indemnify Novogen Laboratories against, and pay Novogen Laboratories on demand the amount of:

          (i)  all GST on the transactions contemplated by this document; and

          (ii) any loss, liability or expense directly or indirectly incurred in connection with or arising from or caused by any failure by Glycotex to pay any amount as and when required by this clause 7, for example, any additional tax, penalty tax, fine, interest or other charge under a GST Law.

7.3  TAX INVOICE

     Within 28 days of a written request from Glycotex, Novogen Laboratories must issue a tax invoice (or an adjustment note) to Glycotex for any supply for which Novogen Laboratories may recover GST from Glycotex under this document, and must include in the tax invoice (or adjustment note) the particulars required by the GST Law for Glycotex to obtain an input tax credit for that GST.

7.4  ADJUSTMENTS

     Novogen Laboratories must refund to Glycotex any overpayment by Glycotex for GST, but Novogen Laboratories need not refund to Glycotex any amount for GST paid to the Commissioner of Taxation unless Novogen Laboratories has received a refund or credit of that amount.

7.5  GST WHERE GLYCOTEX SUPPLIES NOVOGEN LABORATORIES

     If Glycotex must pay GST for anything provided or supplied by Glycotex under this document, Novogen Laboratories must pay to Glycotex an amount equal to that GST in exactly the same way as Glycotex must so do for any GST Novogen Laboratories must pay, and this clause 7 applies to that GST as if Glycotex was Novogen Laboratories, and Novogen Laboratories was Glycotex.


                                                                             12.

8.   MANUFACTURING DEVELOPMENTS AND IMPROVEMENTS

8.1  MANUFACTURING DEVELOPMENTS

     Glycotex shall disclose to Novogen Laboratories all Manufacturing Developments as soon as is reasonably practicable after becoming aware of them.

8.2  MANUFACTURING IMPROVEMENTS

     Novogen Laboratories shall disclose to Glycotex all Manufacturing Improvements immediately upon becoming aware of them, and by this document Novogen Laboratories assigns to Glycotex absolutely and as beneficial owner its entire right, title to and interest in all Intellectual Property Rights in Manufacturing Improvements.

8.3  TECHNICAL ASSISTANCE

     Glycotex shall promptly supply to Novogen Laboratories such technical information and assistance as Novogen Laboratories may reasonably request during the Term in order to exercise its rights and perform its obligations under this document.

9.   INTELLECTUAL PROPERTY RIGHTS

9.1  ACKNOWLEDGMENT

     Each party acknowledges that nothing in this document effects an assignment or transfer to Novogen Laboratories of any right, title or interest in the Licensed Intellectual Property and Novogen Laboratories must not represent that it has any right, title or interest in the Licensed Intellectual Property, other than the rights expressly granted to it under this document.

9.2  NOTIFICATION

     Novogen Laboratories shall notify Glycotex immediately upon becoming aware of:

     (a) any actual or apparent infringement by any person of any Intellectual Property Rights in the Licensed Intellectual Property; or

     (b) any assertion or claim by any person that the activities of a party under this document infringe the Intellectual Property Rights of any person.

9.3  JOINDER OF NOVOGEN LABORATORIES

     If it is necessary that Novogen Laboratories be a party to any proceedings commenced by Glycotex for infringement of the Licensed Intellectual Property, Novogen Laboratories shall join such proceedings as a plaintiff and shall at Glycotex's cost provide all reasonable assistance, and execute any documents Glycotex reasonably requests, in relation to the proceedings.


                                                                             13.

10.  CONFIDENTIAL INFORMATION

10.1 CONFIDENTIALITY

     Novogen Laboratories shall:

     (a)  keep and maintain all Confidential Information strictly confidential;

     (b) use Confidential Information only for the purposes for which it is disclosed; and

     (c) not disclose Confidential Information other than to its employees, authorised sub-contractors, legal advisers, auditors or other consultants requiring the information for the purposes of this document and then only upon those persons undertaking in writing to keep that information strictly confidential.

10.2 SECURITY

     For the purposes of clause 10.1, Novogen Laboratories shall establish and maintain effective security measures to safeguard the Confidential Information from unauthorised use or access and shall notify Glycotex immediately upon becoming aware of any suspected or actual unauthorised use or disclosure of the Confidential Information.

10.3 EXCEPTIONS TO OBLIGATIONS OF CONFIDENTIALITY

     The obligations in clauses 10.1 and 10.2 do not apply to the extent that Novogen Laboratories is required by law to disclose the Confidential Information, provided that it promptly gives notice to Glycotex of that requirement and discloses only that part of the Confidential Information which it is legally required to disclose.

10.4 PUBLIC DOMAIN

     No Confidential Information shall be deemed to be in the public domain merely because it contains information which is in the public domain or is embraced by a general disclosure which is in the public domain.

11.  REPRESENTATIONS AND WARRANTIES

11.1 WARRANTIES OF EACH PARTY

     Each party represents and warrants that:

     (a)  (POWER) it has full legal capacity and power to:

          (i)  own its property and to carry on its business; and

          (ii) enter into this document and to carry out the transactions that this document contemplates;

     (b) (CORPORATE AUTHORITY) it has taken all corporate action that is necessary or desirable to authorise its entry into this document and its carrying out the transactions that this document contemplates;


                                                                             14.

     (c) (DOCUMENTS EFFECTIVE) this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors' rights generally), subject to any necessary stamping or registration;

     (d) (NO CONTRAVENTION) neither its execution of this document nor the carrying out by it of the transactions that this document contemplates, does or will:

          (i) contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

          (ii) contravene any undertaking or instrument binding on it or any of its property;

          (iii) contravene its constitution; or

          (iv) require it to make any payment or delivery in respect of any financial indebtedness before it would otherwise be obliged to do so; and

     (e) (NO TRUST) it is not entering into this document as trustee of any trust or settlement.

11.2 REPRESENTATIONS AND WARRANTIES BY NOVOGEN LABORATORIES

     Novogen Laboratories represents and warrants to Glycotex at the time title to any Compound passes from Novogen Laboratories to Glycotex under clause 4, that:

     (a) (OWNERSHIP) Novogen Laboratories is the legal and beneficial owner of the Compound and no other person has or shall have any right, title or interest in or in relation to the Compound;

     (b)  (NO ENCUMBRANCE) the Compound is free from any Encumbrance; and

     (c) (QUALITY) the Compound is of merchantable quality and is fit for the purpose for which it is intended to be used under this document.

11.3 RELIANCE ON REPRESENTATIONS AND WARRANTIES

     Each party acknowledges that the other party has executed this document and agreed to take part in the transactions that this document contemplates in reliance on the representations and warranties that are made in this clause 11.

11.4 EXCLUSION OF CONDITIONS AND WARRANTIES

     Except for the warranties expressly made in this document, all conditions, warranties, undertakings or representations express or implied arising by statute, general law or otherwise are expressly excluded to the extent permitted by law.


                                                                             15.

12.  LIMITATION OF LIABILITY

12.1 INDIRECT AND CONSEQUENTIAL LOSS

     Despite any other provision of this document, and to the extent permitted by law, in no circumstances is Novogen Laboratories liable in contract, tort (including negligence or breach of statutory duty) or otherwise, and whatever the cause, to compensate Glycotex for:

     (a)  any increased costs or expenses;

     (b) any economic loss, loss of profit, revenue, business, contracts or anticipated savings; or

     (c) any other special, indirect or consequential loss or damage of any nature.

12.2 STATUTORY WARRANTIES

     If legislation implies in this document any condition or warranty and that legislation avoids or prohibits provisions in a contract excluding or modifying the application of or exercise of or liability under such condition or warranty, the condition or warranty shall be deemed to be included in this document. However the liability of Novogen Laboratories for any breach of such condition or warranty shall be limited at the option of Novogen Laboratories to one or more of the following:

     (a)  if the breach relates to goods:

          (i)  the replacement of the goods or the supply of equivalent goods;

          (ii) the repair of the goods;

          (iii) the payment of the cost of replacing the goods or of acquiring equivalent goods; or

          (iv) the payment of the cost of having the goods repaired; and

     (b)  if the breach relates to services:

          (i)  the supplying of the services again; or

          (ii) the payment of the cost of having the services supplied again.

12.3 BARRING OF CLAIMS FOR QUANTITY SHORTFALLS OR DAMAGE

     To the extent permitted by law, Glycotex may not bring any claim of any kind for shortfalls or physical damage to any Compound in a delivery unless Glycotex has given notice in writing to Novogen Laboratories setting out details of that damage within 10 Business Days after the receipt of the delivery.


                                                                             16.

12.4 BARRING OF CLAIMS FOR DEFECTS IN QUALITY

     To the extent permitted by law, Glycotex may not bring any claim of any kind in respect of any breach of the warranty in clause 11.2(c) unless Glycotex has given notice in writing to Novogen Laboratories setting out details of that breach within 5 Business Days after Glycotex becomes aware of the breach.

13.  INDEMNITIES AND INSURANCE

13.1 CLINICAL TRIAL INDEMNITY

     Glycotex must indemnify and keep indemnified Novogen Laboratories, its directors, employees and agents against all damages, costs or expenses (including legal costs and expenses on an indemnity basis) in respect of any claims, demands, actions, proceedings or prosecution which may be brought or commenced as a result of or in relation to:

     (a)  the conduct of Clinical Trials generally; or

     (b) any personal injury to or death of any person enrolled in a Clinical Trial arising out of or relating to the administration of a Product or any clinical intervention or procedure during or as a result of a Clinical Trial, except to the extent that the claim, demand, action, proceeding or prosecution arose from any negligence (including breach of statutory duty) of Novogen Laboratories or any breach by Novogen Laboratories of its obligations under this document.

13.2 COMMERCIALISATION INDEMNITY

     Glycotex must indemnify and keep indemnified Novogen Laboratories, its directors, employees and agents against all damages, costs or expenses (including legal costs and expenses on an indemnity basis) in respect of any claims, demands, actions, proceedings or prosecution which may be brought or commenced as a result of or in relation to:

     (a) the sale, distribution or other commercialisation or exploitation of Products; or

     (b)  any packaging, marketing, advertisement or promotion of Products,

     by Glycotex, its employees, agents, contractors and sub-licensees, including any warranty claims, product liability claims, product recalls and claims for personal injury or property damage, except to the extent that the claim, demand, action, proceeding or prosecution arose from the negligence (including breach of statutory duty) of Novogen Laboratories or the breach by Novogen Laboratories of its obligations under this document.

13.3 GLYCOTEX'S INSURANCE POLICIES

     Glycotex must take out and maintain in force in the Territory comprehensive general liability insurance, including advertising and product liability insurance, for personal injury and property damage and product recall insurance, in relation to all Products on terms satisfactory to Novogen Laboratories.


                                                                             17.

13.4 NAME OF NOVOGEN LABORATORIES

     If requested by Novogen Laboratories, Glycotex must ensure that that Novogen Laboratories is included on the policies referred to in clause 13.3 as a joint insured or loss payee.

13.5 CERTIFICATES OF CURRENCY

     At the request of Novogen Laboratories from time to time, Glycotex must provide to Novogen Laboratories a certificate of currency evidencing its compliance with its obligations under this clause 13.

13.6 DEFAULT

     If within 15 Business Days of a request by Novogen Laboratories under clause 13.5, Glycotex does not comply with its obligations under that clause, Novogen Laboratories may (but is not obliged to) take out and maintain the insurance and may recover any premiums paid as a debt due by Glycotex.

13.7 EXPIRY

     Glycotex shall maintain each insurance policy referred to in clause 13.3 until the expiry date of the last Product sold, hired or otherwise disposed of by or on behalf of Glycotex or its sub-licensees.

13.8 NOVOGEN LABORATORIES' INSURANCE

     Novogen Laboratories must take out and maintain in force in the Territory comprehensive general liability insurance policies in relation to its obligations under this document on terms reasonably satisfactory to Glycotex.

14.  FORCE MAJEURE

14.1 NOTICE AND SUSPENSION OF OBLIGATIONS

     If a party to this document is affected, or likely to be affected, by a Force Majeure Event:

     (a) that party must immediately give the other prompt notice of that fact including:

          (i)  full particulars of the Force Majeure Event;

          (ii) an estimate of its likely duration;

          (iii) the obligations affected by it and the extent of its effect on those obligations; and

          (iv) the steps taken to rectify it; and

     (b) the obligations under this document of the party giving the notice are suspended to the extent to which they are affected by the relevant Force Majeure Event as long as the Force Majeure Event continues.


                                                                             18.

14.2 EFFORT TO OVERCOME

     A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to settle any industrial dispute in any way it does not want to.

14.3 TERMINATION

     If a Force Majeure Event continues for more than 3 months, any party may terminate this document by giving at least 10 Business Days notice to the other party.

15.  TERM AND TERMINATION

15.1 TERM

     The rights and obligations of the parties under this document begin on the Commencement Date and continue until this document is terminated in accordance with this clause 15.

15.2 TERMINATION BY GLYCOTEX

     Glycotex may terminate this document at any time:

     (a) immediately by notice in writing at any time if the Licence Agreement expires or is terminated for any reason;

     (b) immediately if Novogen Laboratories defaults in the performance of any of its obligations under this document which in Glycotex's reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from Glycotex specifying the default and requiring the default to be remedied;

     (c) on 21 days written notice if Novogen Laboratories defaults in the performance of any of its material obligations under this document which in Glycotex's reasonable opinion is not capable of remedy;

     (d)  immediately by notice in writing if:

          (i)  Novogen Laboratories is involved in an Insolvency Event; or

          (ii) Novogen Laboratories ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by Novogen Laboratories; and

     (e)  immediately by notice in writing without cause if:

          (i)  it has given Novogen Laboratories 90 days' written notice; and

          (ii) it has paid to Novogen Laboratories an amount of US$250,000 (which amount Glycotex acknowledges is a reasonable pre-estimate of the loss that Novogen Laboratories is likely to suffer if Glycotex terminates this document without cause under this paragraph).


                                                                             19.

15.3 TERMINATION BY NOVOGEN LABORATORIES

     Novogen Laboratories may terminate this document at any time:

     (a) immediately if Glycotex defaults in the performance of any of its obligations under this document which in Novogen Laboratories' reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from Novogen Laboratories specifying the default and requiring the default to be remedied;

     (b) on 21 days written notice if Glycotex defaults in the performance of any of its material obligations under this document which in Novogen Laboratories' reasonable opinion is not capable of remedy; and

     (c)  immediately by notice in writing if:

          (i) there is a Change in Control of Glycotex without Novogen Laboratories' written consent;

          (ii) Glycotex is involved in an Insolvency Event; or

          (iii) Glycotex ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by Glycotex.

15.4 CONSEQUENCES OF TERMINATION

     Upon expiration or termination of this document for any reason Novogen Laboratories must deliver to Glycotex or destroy at Glycotex's election, all Compound and Confidential Information in Novogen Laboratories' possession, custody or power and the provisions of clauses 5, 6 and 7 shall apply with respect to that Compound.

15.5 SURVIVAL AND ACCRUED RIGHTS

     Upon termination under this clause 15, this document is at an end as to its future operation except for:

     (a) the enforcement of any right or claim which arises on or has arisen before termination; and

     (b) the obligations of the parties under clauses 1, 6.3, 7, 10, 11.4, 12, 13, 16, 17, 18, 19 (except clause 19.4) and this clause 15, which survive termination.

16.  DISPUTE RESOLUTION

16.1 DISPUTES

     If a dispute arises out of or in relation to this document (including any dispute as to breach or termination of the document or as to any claim in tort, in equity or pursuant to any statute) (a DISPUTE), a party to this document may not commence any court or arbitration proceedings relating to the Dispute unless it has complied with this clause 16 except where the party seeks urgent interlocutory relief.


                                                                             20.

16.2 NOTICE OF DISPUTE

     A party to this document claiming that a Dispute has arisen under or in relation to this document must give written notice to the other party specifying the nature of the Dispute (a DISPUTE NOTICE).

16.3 NEGOTIATION

     Upon receipt by a party of a Dispute Notice, Novogen Laboratories and Glycotex must procure that their respective Managing Directors meet to endeavour to resolve the Dispute expeditiously by negotiation.

16.4 RESOLUTION OF DISPUTE

     If the parties have not resolved the Dispute under clause 16.3 within 14 days of receipt of a Dispute Notice, the parties must endeavour to resolve the Dispute expeditiously using informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed by the parties.

16.5 MEDIATION

     If the parties do not agree within 28 days of receipt of a Dispute Notice (or such further period as the parties agree in writing) as to:

     (a)  the dispute resolution technique and procedures to be adopted;

     (b)  the timetable for all steps in those procedures; and

     (c) the selection and compensation of the independent person required for such technique,

     the parties must mediate the Dispute in accordance with the Mediation Rules of the Law Society of New South Wales, and the President of the Law Society of New South Wales (or the President's nominee) will select the mediator and determine the mediator's remuneration.

17.  NOTICES

     (a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received 3 working days after it is posted. If it is sent by fax, it is taken to have been received when the addressee actually receives it in full and in legible form.

     (b) The parties' addresses and fax numbers are those set out below, or as a party notifies the other:

          GLYCOTEX
          Address:      140 Wicks Road North Ryde, NSW 2113 AUSTRALIA
          Fax number:   Int + 612 9878 0055
          Attention:    The President


                                                                             21.

          NOVOGEN LABORATORIES
          Address:      140 Wicks Road North Ryde, NSW 2113 AUSTRALIA
          Fax number:   Int + 612 9878 0055
          Attention:    Managing Director

18.  AMENDMENT AND ASSIGNMENT

18.1 AMENDMENT

     This document can only be amended, supplemented, replaced or novated by another document signed by the parties.

18.2 ASSIGNMENT

     A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this document with the other party's consent.

19.  GENERAL

19.1 GOVERNING LAW

     (a) This document is governed by the law in force in New South Wales, Australia.

     (b) Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

19.2 LIABILITY FOR EXPENSES

     Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this document.

19.3 RELATIONSHIP OF THE PARTIES

     Nothing in this document creates a relationship of employment, partnership or joint venture between the parties under the laws of any applicable jurisdiction and no party may act or has the authority to act as agent of or in any way bind or commit another party to any obligation.

19.4 GIVING EFFECT TO THIS DOCUMENT

     Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.


                                                                             22.

19.5 WAIVER OF RIGHTS

     A right may only be waived in writing, signed by the party giving the waiver, and:

     (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

     (b) a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

     (c) the exercise of a right does not prevent any further exercise of that right or of any other right.

19.6 OPERATION OF THIS DOCUMENT

     (a) This document contains the entire document between the parties about its subject matter. Any previous understanding, document, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

     (b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

     (c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

19.7 EXCLUSION OF CONTRARY LEGISLATION

     Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

19.8 COUNTERPARTS

     This document may be executed in counterparts.


                                                                             23.

EXECUTED as an agreement.

EXECUTED by GLYCOTEX, INC.:


/s/ David Seaton                         /s/ David Seaton
--------------------------------------   ---------------------------------------
Signature of director                    Signature of director/secretary


DAVID SEATON                             DAVID SEATON
--------------------------------------   ---------------------------------------
Name                                     Name


EXECUTED by NOVOGEN RESEARCH PTY
LIMITED:


/s/ Christopher Naughton                 /s/ Ron Lea Erratt
--------------------------------------   ---------------------------------------
Signature of director                    Signature of director/secretary


CHRISTOPHER NAUGHTON                     RON LEA ERRATT
--------------------------------------   ---------------------------------------
Name                                     Name


                                                                             24.

                                   SCHEDULE 1

                              GLUCAN PATENT RIGHTS

COUNTRY              NO.              PRIORITY        STATUS
------------------   --------------   -------------   -----------------
PCT                  PCT/AU96/00138   13 March 1995   Filed
Australia            716181           13 March 1995   Granted
Canada               2 214 899        13 March 1995   Under examination
Europe               0815144          13 March 1995   Granted
Japan                08-527114        13 March 1995   Pending
UK                   2331014          13 March 1995   Granted
UK (divisional)      2314850          13 March 1995   Granted
USA                  6242594          13 March 1995   Granted
USA (continuation)   10/421,659       13 March 1995   Under examination


                                                                             25.